Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of CorMedix, Inc. on Form S-3, of our report dated March 30, 2021 with respect to the consolidated financial statements of CorMedix, Inc. as of December 31, 2020 and 2019 and for the years then ended. We also consent to the reference to our Firm under the heading “Experts” in this Registration Statement.

/s/ Friedman LLP

August 12, 2021

East Hanover, New Jersey